Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

City Office REIT, Inc.

We consent to the use of:

•

our report dated February 23, 2023 on the consolidated financial statements of City Office REIT, Inc. (the “Company”), which comprise the consolidated balance sheets as at December 31, 2022 and December 31, 2021, the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes and financial statement schedule III (collectively the “consolidated financial statements”) and

•	our report dated February 23, 2023 on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022 each of which is included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2022.

We also consent to the incorporation by reference of such reports in the Registration Statements (No. 333-254966) on Form S-3 and (No. 333-233043 and 333-195703) on Form S-8 of the Company.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada
February 23, 2023